                                                                  Exhibit 99(b)

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined statement of income for the year ended December 31, 1996 and the unaudited pro forma condensed combined balance sheet as of December 31, 1996 give effect to the Transaction with J&H. The purchase method of accounting has been applied to the Transaction. Accordingly, assets acquired and liabilities assumed have been reflected at their current estimated fair values which, ultimately, will be subject to further refinement. The pro forma statement of income assumes the Transaction occurred on January 1, 1996 and the pro forma balance sheet assumes the Transaction occurred on December 31, 1996.

The unaudited pro forma statement of income does not include any potential cost savings that may be realized as a result of the Transaction, except as specifically described in Note (b) to the unaudited pro forma combined financial statements. The Registrant has indicated that it anticipates ultimately achieving pretax cost savings in the range of $150 million per year, over a period of years.

The unaudited pro forma condensed combined financial statements have been prepared by the Registrant based upon the assumptions disclosed in the notes to the pro forma condensed combined financial statements. The unaudited pro forma financial statements presented herein are shown for illustrative purposes only and do not purport to be indicative of the results which would have been reported if the Transaction had occurred on the dates indicated or which may occur in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and the J&H financial statements included in Exhibit 99(a) of this Form 8-K.

MARSH & McLENNAN COMPANIES, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1996  (UNAUDITED)
(In millions, except per share figures)

                                                 Historical
                                -------------------------------------
                                    Marsh &             Johnson &
                                   McLennan             Higgins, as           Pro Forma             Pro Forma
                                Companies, Inc.        adjusted (a)           Adjustments          Combined (f)
                                ----------------     ----------------      ----------------      ---------------
Revenue                                 $4,149.0             $1,147.7                                   $5,296.7

Expense                                  3,433.7              1,032.7                 $15.3(b)           4,481.7
                                ----------------     ----------------      ----------------      ---------------

Operating Income                           715.3                115.0                 (15.3)               815.0

Interest, net                              (47.3)                 5.9                 (45.6)(c)            (87.0)
                                ----------------     ----------------      ----------------      ---------------

Income Before Income Taxes                 668.0                120.9                 (60.9)               728.0

Income Taxes                               208.7                 46.7                  (9.6)(d)            245.8
                                ----------------     ----------------      ----------------      ---------------

Net Income                                $459.3                $74.2                ($51.3)              $482.2
                                ================     ================      ================      ===============

Net Income Per Share                       $6.34                                                           $5.87
                                ================                                                 ===============

Average Number of Shares
    Outstanding                             72.4                                        9.8(e)              82.2
                                ================                           ================      ===============

See accompanying notes to pro forma condensed combined financial statements.

MARSH & McLENNAN COMPANIES, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 1996 (UNAUDITED)
(In millions of dollars)

                                                              Historical
                                            -------------------------------------------
                                                  Marsh &             Johnson &
                                                 McLennan            Higgins, as            Pro Forma                Pro Forma
                                              Companies, Inc.        adjusted (g)          Adjustments             Combined (f)
                                            --------------------   -----------------   --------------------      ------------------
ASSETS
------
Current Assets:
Cash and cash equivalents                                 $299.6              $258.3                ($175.0)(h)              $382.9
                                            --------------------   -----------------   --------------------      ------------------

Receivables                                              1,129.1               177.2                                        1,306.3
Less-allowance for doubtful accounts                       (43.3)                  -                                          (43.3)
                                            --------------------   -----------------   --------------------      ------------------
Net receivables                                          1,085.8               177.2                      -                 1,263.0
                                            --------------------   -----------------   --------------------      ------------------

Other current assets                                       363.2                68.9                                          432.1
                                            --------------------   -----------------   --------------------      ------------------

      Total current assets                               1,748.6               504.4                 (175.0)                2,078.0
                                            --------------------   -----------------   --------------------      ------------------

Long-term securities                                       573.3                   -                                          573.3

Fixed assets, net                                          770.1               168.4                      -                   938.5

Intangible assets                                          545.3               246.8                1,414.5(i)              2,206.6

Other assets                                               907.9               183.1                      -                 1,091.0
                                            --------------------   -----------------   --------------------      ------------------
                                                        $4,545.2            $1,102.7               $1,239.5                $6,887.4
                                            ====================   =================   ====================      ==================

LIABILITIES AND
STOCKHOLDERS' EQUITY
-------------------------------------
Current liabilities:
Short-term debt                                           $392.4                $3.9                 $144.0(j)               $540.3
Accounts payable and accrued liabilities                   904.3               224.2                   31.2(k)              1,159.7
Accrued income taxes                                       259.6                28.2                      -                   287.8
                                            --------------------   -----------------   --------------------      ------------------

Total current liabilities                                1,556.3               256.3                  175.2                 1,987.8
                                            --------------------   -----------------   --------------------      ------------------

Fiduciary liabilities                                    1,685.9               518.1                      -                 2,204.0
Less - cash and investments held in
       a fiduciary capacity                             (1,685.9)             (518.1)                     -                (2,204.0)
                                            --------------------   -----------------   --------------------      ------------------
                                                               -                   -                      -                      -
                                            --------------------   -----------------   --------------------      ------------------

Long-term debt                                             458.2               130.8                  289.0(j)                878.0
                                            --------------------   -----------------   --------------------      ------------------

Other liabilities                                          642.1               253.4                   62.5(k)
                                                                                                      167.0(j)              1,125.0
                                            --------------------   -----------------   --------------------      ------------------

Commitments and contingencies                                  -                   -                      -                      -
                                            --------------------   -----------------   --------------------      ------------------

Stockholders' equity:
Preferred stock                                                -                   -                                             -
Common stock                                                76.8                   -                    9.8(l)                 86.6
Other stockholders' equity                               2,195.2               462.2                 (462.2)(l)
                                                                                                      998.2(l)              3,193.4
                                            --------------------   -----------------   --------------------      ------------------
                                                         2,272.0               462.2                  545.8                 3,280.0
Less - treasury shares                                    (383.4)                  -                      -                  (383.4)
                                            --------------------   -----------------   --------------------      ------------------
Total stockholders' equity                               1,888.6               462.2                  545.8                 2,896.6
                                            --------------------   -----------------   --------------------      ------------------
                                                        $4,545.2            $1,102.7               $1,239.5                $6,887.4
                                            ====================   =================   ====================      ==================

See accompanying notes to pro forma condensed combined financial statements.

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

A description of the adjustments reflected in the pro forma condensed combined financial statements follows:

      (a) Certain amounts included in the Johnson & Higgins ("J&H") consolidated statement of income (interest income, interest expense, equity in income of affiliates and minority interest in income of subsidiaries) have been reclassified to conform with the Registrant's financial statement presentation.

      (b) To reflect the additional goodwill amortization expense of $35.4 million to be incurred as a result of the Transaction partially offset by $20.1 million of contractually provided adjustments to ongoing compensation and benefits expenses, which are a direct result of J&H no longer being a private company. Goodwill is being amortized over a forty year period.

      (c) To record: (1) additional interest expense of $28.1 million associated with the incremental $433 million of borrowings that was incurred by the Registrant to finance the cash portion of the Transaction consideration which was paid at closing at an assumed interest rate of 6.5% and $8.4 million associated with $167 million of the Transaction consideration which will be issued in installments at a contractual interest rate of 5.0%, and; (2) a reduction in interest income of $9.1 million on the $175 million of permitted distributions by J&H at an assumed interest rate of 5.2%.

      (d) To record the tax effect of the pro forma adjustments (exclusive of the goodwill amortization) at an assumed tax rate of 37.50%.

      (e) To reflect the issuance of approximately 9.8 million shares of the Registrant's common stock in connection with the Transaction.

      (f) The pro forma condensed combined statement of income and the pro forma condensed combined balance sheet do not include the effects of the Registrant's January 1997 acquisition of Compagnie Europeenne De Courtage d'Assurances et de Reassurances ("CECAR"), an insurance broker headquartered in France, for approximately $200 million.

      (g) Certain amounts included in the J&H consolidated balance sheet have been reclassified to conform with the Registrant's financial statement presentation. In particular, fiduciary cash and investments of $518.1 million have been offset against the related liabilities and presented in the liability section of the balance sheet. In addition, the receivables and payables for uncollected premiums and claims amounting to $788.9 million have been excluded from the asset and liability sections of the consolidated balance sheet as they are presented in footnote disclosures in the Registrant's financial statements.

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

      (h)   To reflect the $175 million of permitted distributions by J&H.

      (i) Represents the net of the $1.8 billion Transaction consideration adjusted for the items described in Notes (h), (k), (l)(2) and
            (l)(3). The preliminary allocation of the Transaction consideration to the underlying assets and liabilities of J&H, including goodwill, is subject to further refinement as the Registrant's management continues to review the estimated fair values of the assets acquired and the liabilities assumed.

      (j) To reflect the debt being incurred to finance the $433 million cash portion of the Transaction consideration which was paid at closing and the additional obligation of $167 million for the cash portion of the Transaction consideration which will be issued in installments. The cash portion of the Transaction consideration paid at closing was initially financed through commercial paper borrowings. The Registrant has classified $289 million as long-term debt based upon the Registrant's intent and ability to maintain or refinance these borrowings on a long-term basis.

      (k) To reflect the impact of the $150 million in purchase related liabilities which are principally related to severance, real estate and transaction costs net of the related income tax impact of $56.3 million. The short-term portion of $31.2 million has been included as an increase in accounts payable and accrued liabilities and the long-term portion of $62.5 million has been reflected as an increase in other liabilities.

      (l) To record the net adjustment required in stockholders' equity to reflect (1) the issuance of $1.2 billion of the Registrant's $1 par value common stock; (2) the elimination of the $462.2 million of J&H net assets, and; (3) the $192 million discount on the Registrant's common stock which is being issued in the Transaction. This discount relates to a contractual restriction that limits the amount of stock which can be sold by the recipients during the two years following the closing date of the Transaction.